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                                                                      Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT




                                    State or Other
                                    Jurisdiction of
                                     Incorporation                 Percentage
Name of Subsidiary                  Or Organization                  Owned
------------------                 -----------------                -------
Cinema Ride Edmonton, Inc.          Alberta, Canada                  100%

Cinema Ride Times Square, Inc.         New York                      100%